Exhibit 10.1

AMENDMENT NO. 4 TO THE
ADVISORY AGREEMENT

June 1, 2015

This Amendment No. 4 (this “Amendment”) to the Advisory Agreement among Toys “R” Us, Inc., (the “Company”), Bain Capital Partners, LLC, a Delaware limited liability company (“BCP”), Bain Capital, Ltd., a company organized under the laws of England and Wales (“BCL” and, together with BCP, “Bain”), Kohlberg Kravis Roberts & Co., L.P., a Delaware limited partnership (“KKR”), and Vornado Truck LLC, a Delaware limited liability company (“Vornado” and together with Bain and KKR, the “Advisors”), dated as of July 21, 2005, as amended on June 10, 2008, February 1, 2009 and August 29, 2014 (the “Agreement”), shall become effective as of June 1, 2015. Capitalized terms used but not otherwise defined in this Amendment have the meaning given to such terms in the Reorganization Agreement and/or the Agreement, as applicable.

1.	Definition of Quarterly Fee Amount. The definition of “Quarterly Fee Amount” is hereby amended to insert the following sentence at the end of the definition:

“Notwithstanding the foregoing, the Quarterly Fee Amount for fiscal year 2015 and each fiscal year thereafter during the Term or any extension of the Term shall be $1,500,000, with no further adjustment upon an IPO or other event notwithstanding any other provision to the contrary contained herein.”

2.
The parties acknowledge that for fiscal year 2015, any excess Quarterly Fee Amounts paid by the Company before this Amendment was adopted (i.e., the amount of any Quarterly Fee Amount that was paid which was in excess of $1,500,000) will be applied as a credit to the next occurring Quarterly Fee Amount so that the total paid in fiscal year 2015 will equal $6,000,000.

3.
Continuing Force and Effect. The Agreement, as modified by the terms of this Amendment, shall continue in full force and effect from and after the date of the adoption of this Amendment set forth above.

4.
Counterparts. This Amendment may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

5.	GOVERNING LAW. THIS AMENDMENT AND SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

70565-1

IN WITNESS WHEREOF, the parties have executed this Amendment No. 4 to the Advisory Agreement on the day and year first written above.

TOYS “R” US, INC.

By: /s/ David J. Schwartz
Name: David J. Schwartz
Title: Executive Vice President – General
Counsel

BAIN CAPITAL PARTNERS, LLC

By: /s/ Matthew S. Levin
Name: Matthew S. Levin
Its: __________________________

BAIN CAPITAL, LTD.

By: /s/ Matthew S. Levin
Name: Matthew S. Levin
Its: ___________________________

KOHLBERG KRAVIS ROBERTS & CO., L.P.

By: KKR & Co. LLC

By: /s/ Nathaniel H. Taylor
Name: Nathaniel H. Taylor
Its:

VORNADO TRUCK, LLC

By: /s/ Wendy Silverstein
Name: Wendy Silverstein
Its: Authorized Signatory